UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South, Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (732) 201-4194

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.
Changes in Registrant’s Certifying Accountant.

By letter dated November 28, 2016, Echo Therapeutics, Inc. (the “Company”) was informed by its independent registered public accounting firm, BDO USA, LLP (“BDO”), that BDO was resigning as the Company’s independent registered public accounting firm. The Company’s audit committee did not recommend or approve the resignation.
The audit reports of BDO on the Company’s financial statements as of and for the years ended December 31, 2014 and December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports for the years ended December 31, 2014 and December 31, 2015 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.
During the years ended December 31, 2014 and December 31, 2015 and for the subsequent interim periods preceding such resignation, there were (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) in connection with its audit reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that the Company’s internal control over financial reporting was not effective due to the existence of material weaknesses in the Company’s internal control over financial reporting. As disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2014 and December 31, 2015, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, the Company: (i) lacked sufficient complement of personnel with the appropriate level of knowledge and experience in the application of U.S. generally accepted accounting principle, or GAAP, commensurate with the Company’s financial reporting requirements. The monitoring of the Company’s accounting and reporting functions were either not designed and in place or not operating effectively, and (ii) lacked the quantity of resources to implement an appropriate level of review controls to properly evaluate the completeness and accuracy of transactions entered into by the Company. The Company’s management believes that these weaknesses are due in part to the small size of its staff and limited funding which makes it challenging to maintain adequate disclosure controls. These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.
The Company has provided BDO with a copy of the foregoing disclosures and has requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not BDO agrees with the statements made herein, each as required by SEC rules, and, if not, stating the respects in which it does not agree. A copy of BDO’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.
Financial Statements and Exhibits

16.1.
Letter of BDO to the Securities and Exchange Commission, dated December 1, 2016.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: December 1, 2016	By: /s/ Alan W. Schoenbart
Alan W Schoenbart
Interim Chief Executive Officer